Exhibit G
                       CENTRAL AND SOUTH WEST CORPORATION
                                 CAPITALIZATION
                            As of September 30, 1998
                                   (UNAUDITED)

                                                                (millions)

Common stock                                                     $3,679
Preferred stock                                                     176
                                                                  -----
  Total equity                                                    3,855   39.26%
                                                                  -----

Subsidiary obligated, mandatorily redeemable,
       trust preferred securities                                   335    3.41%
                                                                  -----

Long-term debt                                                    3,702
Long-term debt and preferred stock due within twelve months         144
Short-term debt                                                     794
Short-term debt - CSW Credit, Inc.                                  929
Loan Notes                                                           59
                                                                  -----
    Total debt                                                    5,628   57.32%

              Total capitalization                               $9,818
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